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                                                                     EXHIBIT 1.1


                        [FORM OF UNDERWRITING AGREEMENT]

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                                  $___________

   $__________ CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2000-_

   $__________ CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2000-_



                             UNDERWRITING AGREEMENT

                                 _____ __, 2000

A Co.

B Co.

C Co.

c/o A Co.

[ADDRESS]



Ladies and Gentlemen:

         1. Introduction. National City Bank (the "Seller" and "Servicer") has conveyed and proposes to further convey from time to time the receivables (the "Receivables") that are generated in a portfolio of certain consumer revolving credit card accounts and other rights to the National City Credit Card Master Trust (the "Trust"). The Seller proposes to cause the Trust to sell to (a) [A Co.] [B Co.] and [C Co.] (collectively, the "Class A Underwriters") $_________ Class A Floating Rate Asset Backed Certificates, Series 2000-_ (the "Class A Certificates") and (b) [A Co.] (the "Class B Underwriter" and, together with the Class A Underwriters, the "Underwriters") $_________ Class B Floating Rate Asset Backed Certificates, Series 2000-_ (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Securities") representing interests in the Trust. The Receivables will be conveyed, from time to time, by the Seller to the Trust and the Offered Securities will be issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1995 as amended and restated as of July 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Seller and Servicer, and The Bank of New York, as trustee (in such capacity, the "Trustee"), and the Series 2000-_ Supplement to the Pooling and
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Servicing Agreement, dated as of _____ __, 2000 (the "Supplement"), by and among the Seller and the Trustee.

         This Underwriting Agreement (the "Agreement"), the Pooling and Servicing Agreement and the Supplement are referred to collectively as the "Basic Documents." Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Pooling and Servicing Agreement and the Supplement, as applicable.

         2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to, and agrees with, the Underwriters that:

                  (a) A registration statement on Form S-3 (Nos. 333-39420 and 333-39420-01), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Offered Securities, as amended or supplemented from time to time (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the
Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the offering of the Offered Securities; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

                  (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Seller by the Underwriters specifically identified by the Underwriters for use therein.

                  (c) The Commission has not issued and, to the best knowledge of the Seller, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

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                  (d) As of the Closing Date (as defined below), the
representations and warranties of the Seller contained in the Basic Documents will be true and correct.

                  (e) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Seller or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

                  (f) The Seller has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States and the Seller is duly qualified to do business and is in good standing in each jurisdiction that requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to so qualify or be in such standing would not materially adversely affect the transactions contemplated by this Agreement or the Basic Documents. The Seller is not in violation of its articles of association or by-laws and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which violation or default, as the case may be, would have a material adverse effect on the transactions contemplated herein or in any other Basic Document. The execution, delivery and performance of each Basic Document, the issuance and sale by the Seller of the Offered Securities and compliance by it with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "Blue Sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or any of its respective properties or any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject, or the articles of association or by-laws of the Seller and the Seller has corporate power to enter into each Basic Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

                  (g) This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding agreement, enforceable against the Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or affecting enforcement of the rights of creditors of national banking associations or of creditors generally, or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and public policy under applicable securities laws.

                  (h) Each Basic Document, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by, the Seller and, when so executed and delivered, will constitute a legal, valid and binding agreement, enforceable against the Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or affecting enforcement of the rights of creditors of national banking associations or of creditors generally,

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or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and public policy under applicable securities laws.

                  (i) As of the Closing Date, the Offered Securities will have been duly and validly authorized by the Seller and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits set forth in the Pooling and Servicing Agreement.

                  (j) There are no actions, proceedings or investigations now pending against the Seller or, to the best knowledge of the Seller, threatened against the Seller (i) that are required to be disclosed in the Registration Statement, other than those disclosed therein, or (ii)(A) asserting the invalidity of any Basic Document or of the Offered Securities, (B) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by the Basic Documents, (C) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Offered Securities, or
(D) seeking to affect adversely the federal income tax attributes of the Offered Securities as described in the Prospectus under "Federal Income Tax Consequences."

                  (k) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of each Basic Document shall have been paid by the Seller on, or prior to, the Closing Date to the extent required to be so paid by the Seller at or prior to the Closing Date under any applicable law.

                  (l) The Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies deemed by the Seller to be reasonably necessary to conduct the business now operated by it and as described in the Prospectus, and the Seller has not received notice of proceedings relating to the revocation or modification of, or notice of its failure to obtain, any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Seller.

                  (m) Neither the Trust nor the Seller is subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (n) On or before the Closing Date, the Seller shall cause its computer records to be marked to show the Trust's interest in the Receivables, and from and after the Closing Date the Seller shall not take any action inconsistent with the Trust's interest in such Receivables, other than as permitted by the Pooling and Servicing Agreement and the Supplement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Class A Underwriters, and the Class A Underwriters agree, severally and not jointly, to purchase from the Seller, the respective aggregate principal amounts of the Class A Certificates set forth below opposite the name of

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each Class A Underwriter. The Class A Certificates are to be purchased at the purchase price of ______% of the aggregate principal amount thereof plus accrued interest, if any, at the Class A Certificate Rate from (and including) _____ __, 2000 to (but excluding) the Closing Date.


                                Principal Amount

Class A Underwriters                               Class A Certificates
--------------------                               --------------------
A Co.                                                 $_____________
B Co.                                                  _____________
C Co.                                                  _____________
         Total                                        $_____________


         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the Class B Underwriter, and the Class B Underwriter agrees to purchase from the Seller, the aggregate principal amounts of the Class B Certificates set forth below opposite the name of the Class B Underwriter. The Class B Certificates are to be purchased at the purchase price of ______% of the aggregate principal amount thereof plus accrued interest, if any, at the Class B Certificate Rate from (and including) _____ __, 2000 to (but excluding) the Closing Date.


                                Principal Amount



Class B Underwriter                                Class B Certificates
-------------------                                --------------------
A Co.                                                 $_____________


         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Seller and the Underwriters hereby agree that the Seller will deliver all of the Offered Securities to the Underwriters against payment of the purchase price therefor in immediately available funds to the order of the Seller at the offices of [Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York] (or at such other location as the Seller shall specify in writing prior to the Closing Date), at 10:00 A.M., New York City time, on _____ __, 2000, or at such other time, not later than seven full business days thereafter, as the Underwriters and the Seller determine (the "Closing Date"). Each of the Offered Securities will be initially represented by one or more certificates (the "DTC Securities") registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the DTC Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Offered

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Securities will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. Such certificates will be made available for examination and packaging by the Underwriters no later than 12:00 noon, New York City time, on the first business day prior to the Closing Date.

         4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         5. Certain Agreements of the Seller. The Seller covenants and agrees with the Underwriters that:

                  (a) Immediately following the execution of this Agreement, the Seller will prepare a supplement to the Prospectus setting forth the amount of Offered Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Securities are to be purchased by the Underwriters from the Seller, either the initial public offering price or the method by which the price at which the Offered Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Seller deem appropriate in connection with the offering of the Offered Securities, and the Seller will timely file such supplement to the Prospectus with the Commission pursuant to Rule 424(b) promulgated under the Act, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Offered Securities or any amendments or supplements to the Prospectus, unless it shall have first delivered copies of such amendments or supplements to the Underwriters, or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof, the Seller will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Offered Securities or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Seller is advised thereof, and the Seller will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

                  (c) The Seller will make generally available to the holders of the Offered Securities as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day

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of the Trust's fiscal quarter next following the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Offered Securities. The Seller will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Offered Securities at any time during such year, such information as the Seller reasonably deems necessary or desirable to assist holders in preparing their federal income tax returns.

                  (d) Upon request by the Underwriters, the Seller will furnish to the Underwriters copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Offered Securities, in each case in such quantities as the Underwriters reasonably request.

                  (e) The Seller will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as the Underwriters may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Seller shall not be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (f) So long as any of the Offered Securities are outstanding, the Seller will deliver to the Underwriters (i) as soon as available, copies of all reports required to be delivered to holders pursuant to Article III of the Pooling and Servicing Agreement and Section 5.02 of the Supplement; (ii) as soon as available, copies of each document relating to the Trust or the Offered Securities required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, and (iii) such other information concerning the Trust, the Seller or the Offered Securities as the Underwriters may reasonably request from time to time.

                  (g) The Seller will pay all expenses incident to the performance of its respective obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the reproducing of the Basic Documents; (iii) the preparation, issuance and delivery of the certificates evidencing the Offered Securities to the Underwriters; (iv) the fees of DTC in connection with the book-entry registration of the Offered Securities; (v) the fees and disbursements of (A) its counsel and accountants and (B) the Trustee and its counsel; (vi) one-half of the fees and disbursements of counsel to the Underwriters, provided that such fees shall not exceed $______; (vii) the qualification of the Offered Securities under applicable Blue Sky laws in accordance with the provisions of Section 5(e) a hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey (the "Blue Sky Survey"); (viii) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (ix) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey; and (x) the fees charged by the Rating Agencies for rating the Offered Securities.

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                  (h) To the extent, if any, that the rating provided with
respect to the Offered Securities by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish (or cause to be furnished) such documents and take (or cause to be taken) any such other actions.

                  (i) For a period of 30 days from the date hereof, the Seller will not, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or contract to sell, or announce the offering of, in a public or private transaction, any other series of certificates evidencing interests in the Receivables.

         6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of the respective officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller hereunder and to the following additional conditions precedent:

                  (a) The Underwriters shall have received from [Accountants]
(i) a letter or letters, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and otherwise in form and substance satisfactory to the Underwriters and counsel to the Underwriters and (ii) a letter or letters, dated the Closing Date, updating the letter or letters referred to in clause (i) above, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

                  (b) All actions required to be taken and all filings required to be made by the Seller under the Act prior to the sale of the Offered Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or of the Seller that, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of the Offered Securities or the securities of the Seller, by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Offered Securities or the securities of the Seller (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York, Michigan or Ohio authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effects of any such outbreak, escalation, declaration, calamity or

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emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

                  (d) The Seller shall have delivered a certificate, dated the Closing Date, signed by the Seller's Chief Executive Officer, President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the Seller, have carefully examined the Basic Documents, the Prospectus (and any supplements thereto) and the Registration Statement and stating that:

                           (i) the representations and warranties of the Seller in the Basic Documents are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                           (ii) the Seller has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                           (iii) nothing has come to the attention of the Seller that would lead it to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signors, threatened.

                  (e) Counsel for the Underwriters shall have delivered a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters; provided that the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to deliver such opinion.

                  (f) [_____________], counsel for the Seller, shall have delivered a favorable opinion which shall be dated as of the Closing Date and shall be satisfactory in form and substance to the Underwriters and its counsel, which opinion shall include, but not be limited to, matters relating to (i) the due organization of the Seller and the Servicer, (ii) the authorization, execution, delivery and performance by the Seller and the Servicer of the Basic Documents and the binding effect of the Basic Documents, and (iii) the enforceability in the relevant jurisdiction of the Basic Documents.

                  (g) [_____________], counsel for the Seller, shall have delivered a favorable opinion which shall be dated as of the Closing Date and shall be satisfactory in form and substance to the Underwriters and its counsel, with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables, with respect to the applicability of certain provisions of the National Bank Act and the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery

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and Enforcement Act of 1989 with respect to the effect of receivership of the
Bank on such interest in the Receivables and with respect to other related matters. In addition, the Underwriters shall have received a reliance letter with respect to any opinion that National City Bank is required to deliver to the Rating Agency.

                  (h) [_____________], counsel for the Seller, shall have delivered a favorable opinion which shall be dated as of the Closing Date and shall be satisfactory in form and substance to the Underwriters and its counsel, with respect to matters relating to the perfection of the Trust's interest in the Receivables.

                  (i) Orrick, Herrington & Sutcliffe LLP, special tax counsel for the Seller shall have delivered a favorable opinion dated as of the Closing Date and shall be satisfactory in form and substance to the Underwriters and its counsel, to the effect that the statements in the Registration Statement and Prospectus under the heading "Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Certificates and the statements under the heading "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA.

                  (j) The Underwriters shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements are being filed in the office of the Secretaries of State of the states of Michigan, Ohio and New York (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Trust in the Receivables and the proceeds thereof.

                  (k) Counsel to the Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Underwriters and their counsel and to the Seller and its counsel, to the effect that:

                           (i) the Trustee has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New York, is duly qualified to do business in all jurisdictions where the nature of its operations, as contemplated by the Pooling and Servicing Agreement and the Supplement, requires such qualifications, and has the power and authority (corporate and other) to take all action required of it under, the Pooling and Servicing Agreement and the Supplement;

                           (ii) the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and, the Supplement, and the issuance of the Offered Securities by the Trustee have been duly authorized by all necessary corporate action on the part of the Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Trustee or the charter or the by-laws of the Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Trustee is a party or by which the Trustee is bound;

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                           (iii) the execution, delivery and performance by the
         Trustee of the Pooling and Servicing Agreement and the Supplement, and the issuance of the Offered Securities by the Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority that has not previously been effected;

                           (iv) each of the Offered Securities has been duly authenticated and delivered by the Trustee and each of the Offered Securities and the Pooling and Servicing Agreement and the Supplement constitute legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally); and

                           (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Pooling and Servicing Agreement and the Supplement or the performance by the Trustee of the terms of the Pooling and Servicing Agreement and the Supplement and the.

                  (l) The Class A Certificates shall be given the highest investment grade rating by both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P"), and neither Moody's nor S&P shall have placed the Class A Certificates under review with possible negative implications.

                  (m) The Class B Certificates shall be rated at least "A" or its equivalent by both Moody's and S&P and neither Moody's nor S&P shall have placed the Class B Certificates under review with possible negative implications.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Trust or of the Seller, the effect of which, in any case referred to above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and Prospectus.

                  (o) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and their counsel and the Underwriters and their counsel shall have received such information, certificates and documents as the Underwriters and their counsel may reasonably request.

         7. Indemnification and Contribution.

         (a) The Seller will indemnify and hold the Underwriters harmless against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by the Underwriters specifically for use therein. The Seller acknowledges that information relating to the Underwriters set forth in the last paragraph of the cover page of the prospectus supplement with respect to the Offered Securities, the last sentence under the heading "Risk Factors--Ability to Resell Series 2000-_ Certificates Not Assured," the first sentence under the heading "Risk Factors--It may not be possible to find an investor to purchase your certificates" and the information under the heading "Underwriting" in the Prospectus constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Prospectus.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter specifically for use therein, as set forth in subsection (a) above, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party other than under subsection (a) or (b) above unless, to the extent the indemnifying party did not otherwise learn of such action, such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above. In determining the amount of contribution to which the respective parties are entitled, (i) there shall be considered the relative benefits received by each party from the offering of the Offered Securities or, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, there shall be considered not only the relative benefits referred to in clause (i) above but also the relative fault of each party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities and expenses as well as any other relevant equitable considerations. The relative benefits received by each party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller (including the proceeds of the offering of the Offered Securities paid to the Seller by the Trust) bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of each party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Seller and each Underwriter agrees that it would not be equitable if the amount of such contribution were determined by a pro rata, a per capita or any other form of allocation that does not take into account these equitable considerations. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the

Offered Securities) be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation, pursuant to this subsection (d), to contribute are several in proportion to their respective underwriting obligations and are not joint.

         (e) The obligations of the Seller under this Section 7 shall be in addition to any liability that the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to the directors of the Seller, to the officers of the Seller who have signed the Registration Statement and to the persons, if any, who control the Seller within the meaning of the Act.

         8. Default of Underwriter. If any Underwriter defaults in its obligations to purchase the Offered Securities hereunder, and the aggregate principal amount of Offered Securities that the defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the Underwriters may make arrangements reasonably satisfactory to the Seller for the purchase of such Offered Securities by other persons including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated to purchase the Offered Securities, in proportion to their respective commitments hereunder, that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements reasonably satisfactory to the Underwriters and the Seller for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Trust or the Seller, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing contained herein will relieve any Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in respective full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Seller or any of their respective representatives, officers or directors or any controlling person (within the meaning of the Act), and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5 hereof and the respective obligations of the Seller and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of
Section 8 hereof or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) hereof, the Seller will be obligated to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and (a) if sent to Underwriters, will be mailed, delivered or telegraphed and confirmed to:


                                    A. Co.
                                    [ADDRESS]
                                    Attention: ____________; and

         (b) if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at:

                                    National City Bank
                                    1900 E. 9th Street
                                    Cleveland, Ohio  44114
                                    Attention: ____________.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Representation of Underwriters. Any action under this Agreement taken by the Underwriters jointly or by [A Co.] as representative of the Underwriters, will be binding on the Underwriters.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         15. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         If this Underwriting Agreement is in accordance with the Underwriters understanding of our agreement, please sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Seller and the Underwriters in accordance with its terms.


                                     Very truly yours,

                                     NATIONAL CITY BANK
                                          as Seller

                                     By:
                                         -------------------------
                                          Name:
                                          Title:


         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

[A Co.],
     as Representative of the Underwriters


By:
    --------------------------
     Name:
     Title: